Exhibit 99.1

Second Quarter News Release and Statistical Supplement (Unaudited)

July 31, 2007

INVESTOR RELATIONS CONTACTS:	Neal Fuller, 206-545-5537
Karin G. Van Vleet, 206-925-1382
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO’S SECOND-QUARTER RESULTS REFLECT

CONTINUED UNDERWRITING DISCIPLINE, IMPROVING GROWTH AND

STRONG CAPITAL MANAGEMENT

SEATTLE—(July 31, 2007)—

Highlights

•	Maintained underwriting profitability across core business segments

•	Achieved solid growth in personal lines property, small commercial and surety

•	Launched Teensurance™, first product from Open Seas innovation lab

Summary Financial Results, after tax

(In millions except per-share data)	3 Months Ended June 30		6 Months Ended June 30
	2007	2006	2007	2006
Net Income	$186.4	$199.7	$368.9	$407.9
Net Realized Investment (Gains) Losses	$(11.4)	$24.8	$(19.3)	$15.0
Gain on Sales of Real Estate	$—	$(21.3)	$—	$(21.3)
Losses on Debt Repurchases	$—	$1.0	$—	$1.9
*Operating Earnings	$175.0	$204.2	$349.6	$403.5
Net Income Per Diluted Share of Common Stock	$1.75	$1.68	$3.46	$3.37
Weighted Average Shares Outstanding (Diluted)	106.3	119.0	106.5	121.0

*	Operating Earnings is Net Income excluding Gain on Sales of Real Estate, Net Realized Investment (Gains) Losses and Losses on Debt Repurchases. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NYSE: SAF) today reported net income for second-quarter 2007 of $186.4 million, or $1.75 per diluted share. This compares with net income of $199.7 million, or $1.68 per diluted share, for the same quarter last year.

After-tax net realized investment gains for the quarter were $11.4 million, compared with net realized investment losses of $24.8 million in the same period of 2006. Operating earnings were $175.0 million for the quarter, compared with $204.2 million in the prior year – a decrease of 14.3 percent. Operating earnings per diluted share of $1.65 were down 4.1 percent from the $1.72 per diluted share reported a year ago. These results reflect expected increases in combined ratios, offset by aggressive capital management.

“With a clear plan and a lot of persistence, we’ve delivered consistency and strong results,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “We’re also proud to be introducing Teensurance™ to consumers who expect more from their insurance company.”

Safeco’s overall property and casualty (P&C) combined ratio was 89.7 for the quarter versus 86.7 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses — the lower the ratio, the better the performance.)

Pretax catastrophe losses for the second quarter were $13.2 million, compared with $60.7 million a year ago. This difference reflects minimal catastrophe activity in 2007.

Safeco’s annualized return on equity (ROE) for the second quarter was 18.4 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on bonds – was 17.7 percent for the quarter.

Total revenues in the second quarter were $1.54 billion, essentially even with revenues of the prior year. Operating revenues, which exclude net realized investment gains or losses and gain of sales of real estate, were $1.52 billion for the quarter, compared with $1.54 billion during the same period in 2006.

Net written premiums were $1.47 billion for the second quarter, a 0.4 percent increase from the year-ago period. Net earned premiums were $1.39 billion for the quarter, a 1.5 percent decrease compared with the prior year. Excluding from both periods the premiums from Safeco Financial Institution Solutions (SFIS), which was sold in April 2006, net written premiums in the second quarter of 2007 were up 2.4 percent from the second quarter of last year, and net earned premiums were up 0.5 percent from the same period in 2006.

P&C pretax net investment income for the quarter was $120.1 million, an increase of 2.0 percent compared with the same period last year. P&C after-tax net investment income was $95.5 million, an increase of 6.1 percent compared with year-ago levels.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $17.3 million, compared with $62.0 million in the same period last year. Auto’s combined ratio was 97.4 in the quarter, compared with 90.9 a year ago. Pretax catastrophe losses for the quarter were $3.3 million, compared with $12.7 million last year. Second-quarter 2007 results included $6.2 million of favorable prior-year reserve development, compared with $25.6 million of favorable prior-year reserve development due to lower-than-expected bodily injury severity in the year-ago quarter.

Auto net written premiums declined 2.9 percent in the quarter compared with second-quarter 2006. Policies in force (PIF) decreased 2.7 percent in the second quarter from year-ago levels, though Preferred Auto PIF was up 0.7 percent. Auto new-business policies issued were up 7.6 percent from the same quarter in 2006, and retention of 80.1 percent was also higher than a year ago. Preferred Auto new-business policies issued increased 23.2 percent, and Preferred Auto retention held steady at 84.7 percent.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $37.1 million, compared with $32.3 million in the same period a year ago. Property’s combined ratio was 84.0 in the quarter, compared with 85.8 in the same quarter of 2006. The second-quarter 2007 results included $12.7 million in pretax catastrophe losses, compared with $38.3 million a year ago.

Property net written premiums increased 4.4 percent in the quarter compared with a year ago, and PIF was up 6.9 percent from prior-year levels. Excluding Florida, where Safeco completed its exit of the personal property market in 2006, PIF was up 8.0 percent.

New-business policies increased 46.1 percent compared with the same period last year, and homeowners retention increased to 85.4 percent.

“The overall trends are pointed in the right direction,” said Mike Hughes, Safeco executive vice president of Insurance Operations. “Our partnership with our independent agents and our new products are paying off.”

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $51.9 million in the second quarter, compared with $82.6 million for the same period in 2006. The second-quarter combined ratio was 86.6, compared with 78.1 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $31.8 million in the quarter, compared with $58.9 million for the same period last year. The SBI Regular combined ratio was 90.2 in the second quarter, compared with 81.0 in the same period last year. Second-quarter results included $2.4 million in pretax catastrophe losses, compared with $10.0 million in the prior-year period. Favorable prior-year reserve development was $9.0 million in the second quarter of 2007, compared with $20.2 million for lower-than-expected general liability frequencies in the year-ago quarter.

SBI Regular net written premiums during the second quarter were up 4.9 percent compared with the same period last year. SBI Regular PIF also was up 2.8 percent compared with year-ago levels. New-business policies issued for the quarter increased 13.2 percent compared with the same quarter last year, and the retention rate of existing customers increased to 81.7 percent, up from 78.7 percent a year ago.

“We’re seeing enhanced growth opportunities with our agents as their experience deepens with our products and processes,” said Hughes.

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and three specialty commercial programs, reported a pretax underwriting profit of $20.1 million in the quarter. This compares with a $23.7 million pretax underwriting profit in last year’s second quarter. Safeco Special Accounts Facility’s combined ratio was 69.5 in the period, compared with 64.8 last year. Favorable prior-year reserve development was $12.0 million in the second quarter of 2007 and $14.8 million in the second quarter of 2006.

Surety

Safeco Surety reported a record pretax underwriting profit of $37.3 million in the quarter, compared with $22.0 million for the same period in 2006. Surety’s combined ratio was 56.4 for the second quarter, compared with 68.8 a year ago. Second-quarter net written premiums grew 26.5 percent compared with the same period last year.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, including SFIS, had a pretax underwriting loss of $5.2 million in the second quarter, compared with $16.9 million in the same quarter of 2006.

Corporate and Capital Management

On May 2, 2007, Safeco increased its quarterly dividend rate by 33 percent, to $0.40 per share.

During the second quarter, Safeco completed the accelerated share repurchase (ASR) program executed in November 2006. The company paid a final price adjustment, based on the volume-weighted average price of its common stock in the market during the ASR program, by issuing 329,522 common shares to the dealer.

On May 4, 2007, Safeco announced it had executed a Rule 10b5-1 trading plan to purchase up to $250 million of its outstanding common stock. Under the plan, Safeco repurchased 2.5 million shares (or 2.4 percent of its outstanding common stock) during the second quarter at an average price of $62.56, for a total cost of $157.8 million.

During July 2007, Safeco repurchased an additional 1.5 million shares for $92.2 million under this 10b5-1 trading program, completing the $250 million program.

Also in July, Safeco paid down two issues of its outstanding debt. On July 16, Safeco redeemed $322.3 million of 8.072% Debentures at 104% of principal for $336.4 million, and retired its $26.3 million Capital Trust equity investment, which was reported as debt in Safeco’s consolidated financial statements. Additionally, Safeco paid down $197.3 million of 6.875% senior notes maturing on July 15, 2007. The expected loss of $14.1 million on debt repurchases will be recorded in Safeco’s third-quarter financial statements.

To enhance financial flexibility, Safeco has requested and received approval from state regulators for special dividends totaling $700 million to be paid by the company’s insurance operating subsidiaries to the parent company on August 15, 2007.

On July 27, Safeco funded a contribution to the Safeco Insurance Foundation, a separate 501(c)3 endowment fund, of appreciated equity securities with a fair value of $60 million and a book value of $2.1 million. This contribution, which will impact net income favorably by an estimated $18.9 million and will have no impact on operating earnings, will be reflected in the company’s third-quarter financial statements.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s second-quarter financial supplement.

Safeco’s second-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s second-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this presentation is subject to risk and uncertainty. Information contained in this presentation that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this presentation, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in our 2006 Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q, as applicable. The information contained in this presentation is as of the date indicated. We assume no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.

We may discuss various non-GAAP measures. Please refer to our press release, our 8-K filing, or our website for the most directly comparable GAAP measures together with our reconciliation of the two.

Financial Supplement

Second Quarter, 2007

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Senior Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-925-1382

karinv@safeco.com

Safeco Corporation - July 31, 2007 - Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains (losses), which can fluctuate significantly and distort a comparison between periods. It also excludes gains on real estate sales. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Total Revenues	$1,539.6	$1,535.9	$3,046.2	$3,097.4
Net Realized Investment (Gains) Losses	(17.4)	37.2	(29.8)	22.3
Gain on Sales of Real Estate	—	(32.8)	—	(32.8)

Operating Revenues	$1,522.2	$1,540.3	$3,016.4	$3,086.9

Safeco Corporation - July 31, 2007 - Page SS-2

Operating Earnings and Operating Earnings per Share

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains (losses), gains on real estate sales and losses on debt repurchases from Net Income. Net realized investment gains (losses) can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Net Income	$186.4	$199.7	$368.9	$407.9
Net Realized Investment (Gains) Losses, Net of Taxes	(11.4)	24.8	(19.3)	15.0
Gain on Sales of Real Estate, Net of Taxes	—	(21.3)	—	(21.3)
Losses on Debt Repurchases, Net of Taxes	—	1.0	—	1.9

Operating Earnings	$175.0	$204.2	$349.6	$403.5

Operating Earnings Per Share	$1.65	$1.72	$3.28	$3.34

Weighted Average Shares Outstanding—Diluted	106.3	119.0	106.5	121.0

Operating Return on Equity

Operating Return on Equity (see calculation below) is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio, which can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
(ANNUALIZED)	2007	2006	2007	2006
Net Income	$186.4	$199.7	$368.9	$407.9
Average Shareholders’ Equity	4,049.6	3,973.3	3,971.6	4,034.7
Return on Equity Based on Annualized Net Income	18.4%	20.1%	18.6%	20.2%

Operating Earnings	$175.0	$204.2	$349.6	$403.5

Average Shareholders’ Equity	$4,049.6	$3,973.3	$3,971.6	$4,034.7
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(88.1)	23.5	(88.9)	55.2

Adjusted Average Shareholders’ Equity	$3,961.5	$3,949.8	$3,882.7	$3,979.5
Operating Return on Equity	17.7%	20.7%	18.0%	20.3%

Safeco Corporation - July 31, 2007 - Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Net Earned Premiums	$1,394.0	$1,414.8	$2,761.0	$2,836.7
Change in Unearned Premiums	71.5	45.0	94.5	41.2

Net Written Premiums	$1,465.5	$1,459.8	$2,855.5	$2,877.9

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Income before Income Taxes	$259.0	$286.1	$512.6	$590.2
Net Realized Investment (Gains) Losses	(17.4)	37.2	(29.8)	22.3
Corporate Results before Income Taxes	20.7	14.0	39.6	26.7
Property & Casualty Net Investment Income	(120.1)	(117.8)	(241.2)	(234.7)
Gain on Sales of Real Estate	—	(32.8)	—	(32.8)
Restructuring and Asset Impairment Charges	1.5	1.1	1.8	2.0
Losses on Debt Repurchases	—	1.5	—	2.9

Underwriting Profit	$143.7	$189.3	$283.0	$376.6

Other Information in this Supplement

Catastrophes are events resulting in losses greater than $0.5 involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation - July 31, 2007 - Page SS-4

Safeco Corporation

Key Metrics

(In Millions, Except Per Share Data)

	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006	Change
Net Income	$186.4	$182.5	$216.4	$255.7	$199.7	$368.9	$407.9	-10%

Net Income Per Share	1.75	1.71	1.96	2.20	1.68	3.46	3.37	3%

Net Income Return on Equity annualized	18.4%	18.2%	21.1%	24.9%	20.1%	18.6%	20.2%	-1.6

Net Realized Investment Gains (Losses), after tax	$11.4	$7.9	$1.5	$25.2	$(24.8)	$19.3	$(15.0)	-229%

Operating Earnings, after tax	175.0	174.6	207.3	170.3	204.2	349.6	403.5	-13%

Operating Earnings Per Share	1.65	1.64	1.88	1.46	1.72	3.28	3.34	-2%

Operating Return on Equity (Pre-FAS 115) annualized	17.7%	18.1%	20.9%	16.9%	20.7%	18.0%	20.3%	-2.3

Operating Return on Equity annualized	17.3%	17.4%	20.2%	16.6%	20.6%	17.6%	20.0%	-2.4

Operating Revenues	$1,522.2	$1,494.2	$1,516.2	$1,514.3	$1,540.3	$3,016.4	$3,086.9	-2%
% Chg Prior Year Same Qtr	-1.2%	-3.4%	-4.3%	-4.3%	-2.3%

Property & Casualty Combined Ratio	89.7%	89.8%	87.2%	88.7%	86.7%	89.8%	86.8%	3.0

Impact of Catastrophes	0.9%	0.2%	2.6%	1.6%	4.3%	0.6%	3.4%	-2.8

Net Earned Premiums	$1,394.0	$1,367.0	$1,388.2	$1,383.4	$1,414.8	$2,761.0	$2,836.7	-3%
% Chg Prior Year Same Qtr	-1.5%	-3.9%	-4.9%	-5.3%	-2.9%

Net Written Premiums	$1,465.5	$1,390.0	$1,338.3	$1,425.7	$1,459.8	$2,855.5	$2,877.9	-1%
% Chg Prior Year Same Qtr	0.4%	-2.0%	-3.2%	-3.8%	-2.8%

Book Value Per Share	$38.59	$38.47	$37.29	$36.99	$33.91	$38.59	$33.91	14%
% Chg Prior Year Same Qtr	13.8%	14.6%	11.7%	14.5%	2.5%

Book Value Per Share (Pre-FAS 115)	$38.24	$37.15	$35.95	$35.83	$33.87	$38.24	$33.87	13%
% Chg Prior Year Same Qtr	12.9%	11.8%	10.5%	14.4%	7.8%

Safeco Corporation - July 31, 2007 - Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In Millions, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,394.0	$1,414.8	$2,761.0	$2,836.7
Net Investment Income	128.2	125.5	255.4	250.2
Net Realized Investment Gains (Losses)	17.4	(37.2)	29.8	(22.3)
Gain on Sales of Real Estate	—	32.8	—	32.8

Total Revenues	1,539.6	1,535.9	3,046.2	3,097.4

EXPENSES
Losses and Loss Adjustment Expenses	858.0	803.5	1,706.2	1,640.8
Amortization of Deferred Policy Acquisition Costs	231.3	227.4	467.5	463.5
Other Underwriting and Operating Expenses	167.8	193.4	311.9	352.3
Interest Expense	22.0	22.9	46.2	45.7
Restructuring and Asset Impairment Charges	1.5	1.1	1.8	2.0
Losses on Debt Repurchases	—	1.5	—	2.9

Total Expenses	1,280.6	1,249.8	2,533.6	2,507.2

Income before Income Taxes	259.0	286.1	512.6	590.2
Provision for Income Taxes on:
Income before Net Realized Investment Gains (Losses)	66.6	98.8	133.2	189.6
Net Realized Investment Gains (Losses)	6.0	(12.4)	10.5	(7.3)

Total Provision for Income Taxes	72.6	86.4	143.7	182.3

Net Income	$186.4	$199.7	$368.9	$407.9

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock—Diluted	$1.75	$1.68	$3.46	$3.37

Net Income Per Share of Common Stock—Basic	$1.76	$1.69	$3.49	$3.39

Dividends Declared per Share	$0.40	$0.30	$0.70	$0.55

Average Number of Common Shares Outstanding During the Period:
Diluted	106.3	119.0	106.5	121.0
Basic	105.8	118.4	105.7	120.3

Safeco Corporation - July 31, 2007 - Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In Millions)

	June 30 2007	December 31 2006
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value
(Cost or amortized cost: $8,429.5; $8,901.6)	$8,485.8	$9,119.0
Marketable Equity Securities, at Fair Value
(Cost: $1,040.9; $1,018.4)	1,615.5	1,529.7
Other Invested Assets	30.4	14.3

Total Investments[1]	10,131.7	10,663.0
Cash and Cash Equivalents	695.5	287.6
Accrued Investment Income	125.8	126.5
Premiums and Service Fees Receivable	1,136.5	1,085.6
Deferred Policy Acquisition Costs	412.9	383.9
Reinsurance Recoverables	449.2	429.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $205.7; $211.9)	170.4	144.4
Current Income Taxes Recoverable	53.3	74.8
Net Deferred Income Tax Assets	130.1	143.7
Other Assets	125.9	114.6
Securities Lending Collateral	543.1	759.0

Total Assets	$13,974.4	$14,213.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,108.9	$5,171.4
Unearned Premiums	2,270.3	2,175.3
Debt[2]	1,250.0	1,250.0
Other Liabilities	772.2	913.1
Securities Lending Payable	543.1	759.0

Total Liabilities	9,944.5	10,268.8

Commitments and Contingencies	—	—
Restricted Stock Rights	14.6	16.3
Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 4.4; 4.9
Shares Issued and Outstanding: 104.1; 105.3	—	3.2
Retained Earnings	3,598.4	3,440.5
Accumulated Other Comprehensive Income, Net of Taxes	416.9	484.2

Total Shareholders’ Equity	4,015.3	3,927.9

Total Liabilities and Shareholders’ Equity	$13,974.4	$14,213.0

[1]	See Investment Portfolio (SS-17) for more detail.
[2]	See Capitalization (SS-18) for more detail.

Safeco Corporation - July 31, 2007 - Page SS-7

Safeco Corporation

Income Summary

(In Millions)

	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$143.7	$189.3	$283.0	$376.6
Net Investment Income	120.1	117.8	241.2	234.7
Restructuring and Asset Impairment Charges	(1.5)	(1.1)	(1.8)	(2.0)

Total Property & Casualty	262.3	306.0	522.4	609.3
Corporate	(20.7)	(14.0)	(39.6)	(26.7)

Total	241.6	292.0	482.8	582.6
Gain on Sales of Real Estate	—	32.8	—	32.8
Net Realized Investment Gains (Losses)	17.4	(37.2)	29.8	(22.3)
Losses on Debt Repurchases	—	(1.5)	—	(2.9)

Total Income Before Income Taxes	$259.0	$286.1	$512.6	$590.2

Total Provision for Income Taxes	$72.6	$86.4	$143.7	$182.3

After-Tax Income
Property & Casualty
Underwriting Profit	$93.3	$122.4	$187.0	$241.2
Net Investment Income	95.5	90.0	191.3	178.4
Restructuring and Asset Impairment Charges	(0.9)	(0.7)	(1.1)	(1.3)

Total Property & Casualty	187.9	211.7	377.2	418.3
Corporate	(12.9)	(7.5)	(27.6)	(14.8)

Total	175.0	204.2	349.6	403.5
Gain on Sales of Real Estate	—	21.3	—	21.3
Net Realized Investment Gains (Losses)	11.4	(24.8)	19.3	(15.0)
Losses on Debt Repurchases	—	(1.0)	—	(1.9)

Net Income	$186.4	$199.7	$368.9	$407.9

Safeco Corporation - July 31, 2007 - Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions, Except Ratios)

Net U/W Profit (Loss)	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
Safeco Personal Insurance
Auto	$17.3	$17.2	$48.5	$80.1	$62.0	$34.5	$115.5
Property	37.1	44.8	32.1	53.1	32.3	81.9	78.5
Specialty	5.3	8.7	7.6	2.9	7.3	14.0	18.5

Total SPI	59.7	70.7	88.2	136.1	101.6	130.4	212.5

Safeco Business Insurance
SBI Regular	31.8	35.8	36.5	28.7	58.9	67.6	97.0
SBI Special Accounts Facility	20.1	13.1	22.4	8.4	23.7	33.2	37.9

Total SBI	51.9	48.9	58.9	37.1	82.6	100.8	134.9

Surety	37.3	35.8	32.7	19.4	22.0	73.1	46.3
P&C Other[1]	(5.2)	(16.1)	(1.7)	(35.6)	(16.9)	(21.3)	(17.1)

Total Property & Casualty	$143.7	$139.3	$178.1	$157.0	$189.3	$283.0	$376.6

Net Combined Ratios (GAAP)
Safeco Personal Insurance
Auto	97.4%	97.4%	92.7%	88.2%	90.9%	97.4%	91.6%
Property	84.0	80.3	86.1	76.8	85.8	82.2	82.5
Specialty	81.6	67.9	72.7	89.1	72.1	74.9	63.6
Total SPI	93.5	92.2	90.5	85.4	89.2	92.8	88.6
Safeco Business Insurance
SBI Regular	90.2	88.6	88.4	90.8	81.0	89.4	84.3
SBI Special Accounts Facility	69.5	79.9	65.7	86.8	64.8	74.7	72.1
Total SBI	86.6	87.1	84.5	90.1	78.1	86.9	82.1
Surety	56.4	57.2	58.9	74.2	68.8	56.8	67.5
P&C Other[1]	NM	NM	NM	NM	NM	NM	NM
Total Property & Casualty	89.7%	89.8%	87.2%	88.7%	86.7%	89.8%	86.8%

[1]

P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited, as well as Safeco Financial Institution Solutions (SFIS), which we sold in April 2006.

Safeco Corporation - July 31, 2007 - Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In Millions)

Net Written Premiums	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
Safeco Personal Insurance
Auto	$643.4	$668.7	$640.7	$675.7	$662.4	$1,312.1	$1,361.3
Property	259.2	205.4	224.8	258.6	248.3	464.6	440.8
Specialty	36.6	26.5	23.4	29.7	33.6	63.1	57.5

Total SPI	939.2	900.6	888.9	964.0	944.3	1,839.8	1,859.6

Safeco Business Insurance
SBI Regular	354.4	329.1	302.1	308.5	337.9	683.5	652.3
SBI Special Accounts Facility	64.3	64.6	67.2	65.8	63.6	128.9	134.5

Total SBI	418.7	393.7	369.3	374.3	401.5	812.4	786.8

Surety	106.9	92.7	78.6	85.0	84.5	199.6	162.7
P&C Other	0.7	3.0	1.5	2.4	29.5	3.7	68.8

Total Property & Casualty	$1,465.5	$1,390.0	$1,338.3	$1,425.7	$1,459.8	$2,855.5	$2,877.9

Net Written Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	-2.9%	-4.3%	-4.8%	-6.1%	-5.6%	-3.6%	-4.6%
Property	4.4	6.7	1.8	5.7	1.1	5.4	-0.4
Specialty	8.9	10.9	9.9	8.8	11.3	9.7	9.1

Total SPI	-0.5	-1.6	-2.9	-2.8	-3.4	-1.1	-3.3

Safeco Business Insurance
SBI Regular	4.9	4.7	4.5	-0.2	-0.8	4.8	-1.9
SBI Special Accounts Facility	1.1	-8.9	-0.9	-7.6	-2.9	-4.2	-1.2

Total SBI	4.3	2.2	3.5	-1.6	-1.2	3.3	-1.8

Surety	26.5	18.5	15.6	13.0	11.9	22.7	20.3
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty[1]	0.4%	-2.0%	-3.2%	-3.8%	-2.8%	-0.8%	-2.0%

[1]

In April 2006, we sold SFIS. Excluding the impact of SFIS from all periods for comparability purposes, the percent change (over prior year) for Total Property & Casualty net written premiums for 2nd quarter 2007 was 2.4%, 1st quarter 2007 was 0.6%, 4th quarter 2006 was -0.2%, 3rd quarter 2006 was -1.6% and 2nd quarter 2006 was -2.4%.

Safeco Corporation - July 31, 2007 - Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

Net Earned Premiums	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
Safeco Personal Insurance
Auto	$657.0	$650.7	$667.2	$676.0	$684.0	$1,307.7	$1,370.0
Property	232.8	226.7	230.8	228.5	226.8	459.5	449.7
Specialty	28.7	27.2	27.5	27.2	25.9	55.9	50.7

Total SPI	918.5	904.6	925.5	931.7	936.7	1,823.1	1,870.4

Safeco Business Insurance
SBI Regular	322.4	313.8	315.7	310.2	310.4	636.2	619.5
SBI Special Accounts Facility	66.0	65.3	65.5	63.4	67.2	131.3	135.3

Total SBI	388.4	379.1	381.2	373.6	377.6	767.5	754.8

Surety	85.8	83.6	79.7	75.4	70.6	169.4	142.4
P&C Other	1.3	(0.3)	1.8	2.7	29.9	1.0	69.1

Total Property & Casualty	$1,394.0	$1,367.0	$1,388.2	$1,383.4	$1,414.8	$2,761.0	$2,836.7

Net Earned Premiums (Percent Change)	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Safeco Personal Insurance
Auto	-3.9%	-5.1%	-4.9%	-5.5%	-3.7%	-4.5%	-2.4%
Property	2.6	1.7	-0.2	0.9	-0.4	2.2	-1.3
Specialty	10.8	9.6	7.4	7.5	7.5	10.3	7.4

Total SPI	-1.9	-3.1	-3.4	-3.6	-2.7	-2.5	-1.9

Safeco Business Insurance
SBI Regular	3.9	1.5	-0.7	-3.5	-2.7	2.7	-2.1
SBI Special Accounts Facility	-1.8	-4.1	-7.0	-7.8	-7.9	-3.0	-6.0

Total SBI	2.9	0.5	-1.9	-4.2	-3.7	1.7	-2.8

Surety	21.5	16.4	12.1	12.5	11.4	19.0	16.0
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty[1]	-1.5%	-3.9%	-4.9%	-5.3%	-2.9%	-2.7%	-1.7%

[1]

In April 2006, we sold SFIS. Excluding the impact of SFIS from all periods for comparability purposes, the percent change (over prior year) for Total Property & Casualty net earned premiums for 2nd quarter 2007 was 0.5%, 1st quarter 2007 was -1.2%, 4th quarter 2006 was -2.2%, 3rd quarter 2006 was -3.0% and 2nd quarter 2006 was -2.4%.

Safeco Corporation - July 31, 2007 - Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions)

AUTO	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
Underwriting Profit	$17.3	$17.2	$48.5	$80.1	$62.0	$34.5	$115.5

Loss and LAE Ratio	73.9%	73.6%	69.4%	65.2%	66.8%	73.8%	68.1%
Expense Ratio	23.5	23.8	23.3	23.0	24.1	23.6	23.5

Combined Ratio	97.4%	97.4%	92.7%	88.2%	90.9%	97.4%	91.6%

Impact of Catastrophes	0.5%	0.2%	0.8%	0.7%	1.9%	0.3%	1.5%

Net Written Premiums	$643.4	$668.7	$640.7	$675.7	$662.4
% Chg Prior Year Same Qtr	-2.9%	-4.3%	-4.8%	-6.1%	-5.6%

Net Earned Premiums	$657.0	$650.7	$667.2	$676.0	$684.0
% Chg Prior Year Same Qtr	-3.9%	-5.1%	-4.9%	-5.5%	-3.7%

Policies In Force (000’s)	1,726.0	1,736.5	1,738.7	1,748.3	1,773.9
% Chg Prior Year Same Qtr	-2.7%	-3.5%	-4.1%	-4.3%	-3.3%

Retention—Voluntary Auto	80.1%	79.7%	79.5%	79.3%	79.0%

New Business Policies (000’s)	84.6	91.2	87.3	82.5	78.6
% Chg Prior Year Same Qtr	7.6%	-2.7%	-5.7%	-23.8%	-31.3%

PROPERTY
Underwriting Profit	$37.1	$44.8	$32.1	$53.1	$32.3	$81.9	$78.5

Loss and LAE Ratio	54.5%	52.8%	56.3%	47.8%	56.4%	53.7%	53.7%
Expense Ratio	29.5	27.5	29.8	29.0	29.4	28.5	28.8

Combined Ratio	84.0%	80.3%	86.1%	76.8%	85.8%	82.2%	82.5%

Impact of Catastrophes	5.5%	0.9%	12.2%	7.5%	16.9%	3.2%	13.5%

Net Written Premiums	$259.2	$205.4	$224.8	$258.6	$248.3
% Chg Prior Year Same Qtr	4.4%	6.7%	1.8%	5.7%	1.1%

Net Earned Premiums	$232.8	$226.7	$230.8	$228.5	$226.8
% Chg Prior Year Same Qtr	2.6%	1.7%	-0.2%	0.9%	-0.4%

Policies In Force (000’s)[1]	1,430.0	1,396.8	1,368.4	1,348.2	1,323.9
% Chg Prior Year Same Qtr	8.0%	6.0%	4.0%	2.5%	0.6%

Retention—Homeowners[1]	86.5%	86.2%	86.0%	85.7%	85.4%

New Business Policies (000’s)	83.7	72.0	67.5	78.5	57.3
% Chg Prior Year Same Qtr	46.1%	56.5%	40.0%	36.0%	3.1%

SPECIALTY
Underwriting Profit	$5.3	$8.7	$7.6	$2.9	$7.3	$14.0	$18.5

Loss and LAE Ratio	52.9%	39.3%	42.4%	59.9%	40.4%	46.2%	33.3%
Expense Ratio	28.7	28.6	30.3	29.2	31.7	28.7	30.3

Combined Ratio	81.6%	67.9%	72.7%	89.1%	72.1%	74.9%	63.6%

Impact of Catastrophes	0.3%	-2.7%	0.2%	-0.3%	-0.7%	-1.1%	-6.3%

[1]

Excludes Florida where Safeco non-renewed policies beginning in 2006 and by January 11, 2007 all policies were in non-renewal status. PIF including Florida for the 2nd quarter 2007 was 1,430.0, 1st quarter 2007 was 1,396.8, 4th quarter 2006 was 1,370.2, 3rd quarter 2006 was 1,355.8 and 2nd quarter 2006 was 1,338.3. Retention ratio including Florida for the 2nd quarter 2007 was 85.4%, 1st quarter 2007 was 84.5%, 4th quarter 2006 was 84.1%, 3rd quarter 2006 was 84.3% and 2nd quarter 2006 was 84.5%.

Safeco Corporation - July 31, 2007 - Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions)

SAFECO BUSINESS INSURANCE	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
Underwriting Profit	$51.9	$48.9	$58.9	$37.1	$82.6	$100.8	$134.9

Loss and LAE Ratio	53.3%	55.0%	50.8%	53.3%	41.9%	54.2%	48.2%
Expense Ratio	33.3	32.1	33.7	36.8	36.2	32.7	33.9

Combined Ratio	86.6%	87.1%	84.5%	90.1%	78.1%	86.9%	82.1%

Impact of Catastrophes	0.8%	0.4%	0.9%	0.2%	3.1%	0.6%	2.4%

SBI REGULAR

Underwriting Profit	$31.8	$35.8	$36.5	$28.7	$58.9	$67.6	$97.0

Loss and LAE Ratio	57.0%	56.5%	54.7%	55.5%	44.6%	56.8%	49.9%
Expense Ratio	33.2	32.1	33.7	35.3	36.4	32.6	34.4

Combined Ratio	90.2%	88.6%	88.4%	90.8%	81.0%	89.4%	84.3%

Impact of Catastrophes	0.8%	0.4%	1.1%	0.2%	3.2%	0.6%	2.9%

Net Written Premiums	$354.4	$329.1	$302.1	$308.5	$337.9
% Chg Prior Year Same Qtr	4.9%	4.7%	4.5%	-0.2%	-0.8%

Net Earned Premiums	$322.4	$313.8	$315.7	$310.2	$310.4
% Chg Prior Year Same Qtr	3.9%	1.5%	-0.7%	-3.5%	-2.7%

Policies In Force (000’s)[1]	512.2	505.3	502.1	498.5	498.2
% Chg Prior Year Same Qtr	2.8%	1.6%	-1.1%	-2.3%	-2.4%

Retention[1]	81.7%	82.0%	80.3%	79.0%	78.7%

New Business Policies (000’s)[1]	31.8	29.6	27.0	27.3	28.1
% Chg Prior Year Same Qtr	13.2%	14.7%	15.9%	3.0%	-2.4%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit	$20.1	$13.1	$22.4	$8.4	$23.7	$33.2	$37.9

Combined Ratio	69.5%	79.9%	65.7%	86.8%	64.8%	74.7%	72.1%

Impact of Catastrophes	0.9%	0.3%	-0.1%	0.1%	2.5%	0.6%	0.1%

[1]	2006 policies in force, retention and new business policies have been restated due to a refinement in the way we count policies.

Safeco Corporation - July 31, 2007 - Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In Millions, Except Ratios)

SURETY	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
Underwriting Profit	$37.3	$35.8	$32.7	$19.4	$22.0	$73.1	$46.3

Combined Ratio	56.4%	57.2%	58.9%	74.2%	68.8%	56.8%	67.5%
P&C OTHER[1]

Underwriting Loss	$(5.2)	$(16.1)	$(1.7)	$(35.6)	$(16.9)	$(21.3)	$(17.1)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$143.7	$139.3	$178.1	$157.0	$189.3	$283.0	$376.6

Loss and LAE Ratio	61.5%	62.0%	58.7%	59.6%	56.9%	61.8%	57.9%
Expense Ratio	28.2	27.8	28.5	29.1	29.8	28.0	28.9

Combined Ratio (CR)	89.7%	89.8%	87.2%	88.7%	86.7%	89.8%	86.8%

Impact of Catastrophes	0.9	0.2	2.6	1.6	4.3	0.6	3.4

CR excluding Catastrophes	88.8%	89.6%	84.6%	87.1%	82.4%	89.2%	83.4%

Catastrophes	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
SPI—Auto	$3.3	$1.1	$5.3	$4.5	$12.7	$4.4	$21.0
SPI—Property	12.7	2.1	28.1	17.2	38.3	14.8	60.9
SPI—Specialty	0.1	(0.7)	0.1	(0.2)	(0.1)	(0.6)	(3.1)
SBI—Regular	2.4	1.3	3.3	0.8	10.0	3.7	17.7
SBI—Special Accounts Facility	0.6	0.2	—	—	1.7	0.8	0.1
P&C Other[1]	(5.9)	(1.2)	(0.7)	0.2	(1.9)	(7.1)	0.1

Total	$13.2	$2.8	$36.1	$22.5	$60.7	$16.0	$96.7

[1]	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation - July 31, 2007 - Page SS-14

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

(In Millions)

Prior-Year Reserve Development	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	YTD 2007	YTD 2006
Safeco Personal Insurance
Auto	$6.2	$(0.7)	$29.2	$22.6	$25.6	$5.5	$46.4
Property	(4.8)	15.0	1.9	12.8	(3.7)	10.2	1.0
Specialty	0.3	1.5	2.9	1.3	3.7	1.8	8.3

Total SPI	1.7	15.8	34.0	36.7	25.6	17.5	55.7
Safeco Business Insurance
SBI Regular	9.0	1.3	4.9	3.0	20.2	10.3	18.7
SBI Special Accounts Facility	12.0	4.5	3.2	13.5	14.8	16.5	21.5

Total SBI	21.0	5.8	8.1	16.5	35.0	26.8	40.2
Surety	6.6	16.2	11.3	(2.6)	(1.6)	22.8	(3.4)
P&C Other[1]	(5.9)	(13.2)	(6.4)	(29.9)	(13.4)	(19.1)	(14.0)

Total Property & Casualty	$23.4	$24.6	$47.0	$20.7	$45.6	$48.0	$78.5

[1]	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation - July 31, 2007 - Page SS-15

Safeco Corporation

Productivity Measures

Metrics[1]	2ND QTR 2007	1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006
PIF / FTE	583	574	557	525	497

Expense2 / PIF	$237	$248	$255	$260	$257

[1]	Excluding impact of SFIS, which we sold on April 30, 2006.
[2]	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In Millions, Except Ratios)

Loss and Loss Adjustment Expense (LAE) Reserves	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
Loss and LAE Reserves, Beginning of Period	$4,688.4	$4,879.8	$4,737.1	$4,909.9
Net Losses and LAE Incurred	862.5	795.7	1,715.2	1,632.1
Net Losses and LAE Paid	(880.9)	(898.5)	(1,782.3)	(1,765.0)

Loss and LAE Reserves, End of Period	$4,670.0	$4,777.0	$4,670.0	$4,777.0

P&C Balance Sheet	2ND QTR 2007		1ST QTR 2007	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006
Total Capital and Surplus[1]	$3,508.1	[2]	$3,940.5	$3,908.4	$3,933.8	$3,790.7

Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus[1]	1.63	[2]	1.41	1.44	1.46	1.52

[1]	Estimated Surplus
[2]

We have requested and received approval from state regulators for special dividends to be paid by our insurance operating subsidiaries to the parent company on August 15, 2007. Surplus at the end of 2nd quarter 2007 reflects an accrual of the portion of these special dividends that had been approved by June 30, 2007 ($380 million of the total $700 million). On a pro forma basis, reducing surplus by the total amount to be paid to the parent company in 3rd quarter 2007, surplus would have been $3,188.1 and the ratio of Net Written Premiums to Total Capital and Surplus at the end of 2nd quarter 2007 would have been 1.79.

Safeco Corporation - July 31, 2007 - Page SS-16

Safeco Corporation

Investment Portfolio

(In Millions)

Investment Portfolio (Market Value)	6/30/2007%			12/31/2006%
Fixed Maturities—Taxable	$3,950.4	39.0		$4,785.5	44.9
Fixed Maturities—Nontaxable	4,535.4	44.8		4,333.5	40.7
Marketable Equity Securities	1,615.5	15.9		1,529.7	14.3

Total Fixed Maturities & Marketable Equity Securities	10,101.3	99.7		10,648.7	99.9
Other Invested Assets	30.4	0.3		14.3	0.1

Total Investment Portfolio	$10,131.7	100.0		$10,663.0	100.0

Rating (Market Value)—Fixed Maturities	6/30/2007			12/31/2006
AAA	56.4%			53.9%
AA	15.2			14.4
A	15.8			19.4
BBB	10.1			10.4

Total Investment Grade	97.5			98.1

BB or lower	1.5			0.9
Not Rated	1.0			1.0

Total Below Investment Grade	2.5			1.9

Total	100.0%			100.0%

Average Rating	A+			A+

	6/30/2007	3/31/2007	12/31/2006	9/30/2006	6/30/2006
P&C Pretax Investment Income	$120.1	$121.1	$120.9	$121.0	$117.8
Tax Rate on P&C Investment Income	20.5%	20.9%	21.7%	23.1%	23.6%
Pretax Investment Income	$128.2	$127.2	$128.0	$130.9	$125.5
Tax Rate on Investment Income	21.3%	21.4%	22.3%	23.9%	24.2%

Fixed Maturities at Cost	$8,429.5	$8,848.4	$8,901.6	$9,007.2	$9,011.9
Fixed Maturities at Market	8,485.8	9,063.0	9,119.0	9,213.3	9,018.9
Marketable Equity Securities at Cost	1,040.9	1,053.5	1,018.4	990.7	862.3
Marketable Equity Securities at Market	1,615.5	1,554.7	1,529.7	1,419.9	1,238.9

Total Cost	$9,500.8	$9,916.2	$9,934.3	$10,009.1	$9,885.6
Total Market	$10,131.7	$10,633.6	$10,663.0	$10,644.4	$10,269.2
% Fixed Maturities—Taxable (at market)	39.0%	41.9%	44.9%	50.1%	53.2%
% Fixed Maturities—Nontaxable (at market)	44.8%	43.4%	40.7%	36.4%	34.7%
% Marketable Equity Securities (at market)	15.9%	14.6%	14.3%	13.4%	12.0%
% Other	0.3%	0.1%	0.1%	0.1%	0.1%
P&C Market YTM on Fixed Maturities Portfolio	5.15%	4.85%	4.89%	4.93%	5.36%
P&C Book YTM on Fixed Maturities Portfolio	5.29%	5.22%	5.22%	5.21%	5.13%
P&C Duration of Fixed Maturities-previous calculation[1]	5.02	4.85	4.66	4.46	4.63
P&C Duration of Fixed Maturities-revised calculation[2]	4.51	4.25

[1]	Safeco historically has used an effective duration calculation which estimated price movements for a small change in rates, but did not use an option-adjusted methodology.
[2]	BlackRock, the manager of Safeco’s investment portfolio beginning on 7/2/07, uses a more sophisticated, modified option-adjusted effective duration for callable securities.

	Three Months Ended June 30		Six Months Ended June 30
Net Realized Investment Gains (Losses) (After Tax)	2007	2006	2007	2006
Gains on Securities Transactions	$6.6	$5.2	$12.4	$20.7
Impairments	(1.9)	(26.1)	(3.5)	(32.0)
Other	6.7	(3.9)	10.4	(3.7)

Net Realized Investment Gains (Losses)	$11.4	$(24.8)	$19.3	$(15.0)

Safeco Corporation - July 31, 2007 - Page SS-17

Safeco Corporation

Capitalization

(In Millions)

Debt	06/30/2007	12/31/2006	12/31/2005
$300 million back up line of credit (unused)	$—	$—	$—
6.875%, due 7/15/07 (non callable)[1]	197.3	197.3	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable)	204.1	204.1	204.1
8.072% debentures due 2037[2]	348.6	348.6	402.9
(Callable by Safeco at 104 in 2007)

Total Debt	$1,250.0	$1,250.0	$1,307.0

Equity	$4,015.3	$3,927.9	$4,124.6

Total Capital (Debt + Equity)	$5,265.3	$5,177.9	$5,431.6

Debt to Capital	23.7%	24.1%	24.1%
Adjusted Debt[3] to Capital	22.4%	22.8%	22.6%
Debt to Equity	31.1%	31.8%	31.7%

Debt to Capital (excluding FAS 115)	23.9%	25.0%	24.5%
Adjusted Debt[3] to Capital (excluding FAS 115)	22.6%	23.6%	23.0%
Debt to Equity (excluding FAS 115)	31.4%	33.3%	32.5%

[1]	Reflects the repurchase of $2.7 of debt in November 2006. On July 16, 2007, we paid down $197.3 of our 6.875% senior notes at maturity.
[2]

Reflects the repurchase of $15.0 of debt in February 2006, $17.3 of debt in May 2006 and $22.0 of debt in November 2006. On July 16, 2007, we redeemed $322.3 of our Capital Securities for $336.4. The Capital Securities were redeemed at a price of 104% of principal, and we incurred a pretax expense of $14.1 for the redemption premium. We also retired our $26.3 Capital Trust equity investment, which was reported as debt in our Consolidated Financial Statements.

[3]	20% equity credit for 8.072% debentures due 2037.

Safeco Corporation - July 31, 2007 - Page SS-18